UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12670 High Bluff Drive San Diego, California 92130
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(858) 480-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2008 (the “Closing Date”), NextWave Wireless Inc. (the “Company”) and NextWave Wireless LLC, a wholly-owned subsidiary of the Company (“NextWave LLC”) entered into various agreements pursuant to which NextWave LLC issued Senior-Subordinated Secured Second Lien Notes due 2010 (the "Second Lien Notes") in the aggregate principal amount of $105,263,157, on terms previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2008. Also on the Closing Date, the Company issued an aggregate principal amount of $477,617,000 of Third Lien Subordinated Secured Convertible Notes (“Exchange Notes”) in exchange for all of its outstanding shares of Series A Senior Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The Company also issued warrants to purchase shares of its common stock, par value $0.001 per share (the “Common Stock”) to the purchasers of the Second Lien Notes. The issuances of the Second Lien Notes, Exchange Notes and Warrants are referred to collectively as the “Financing Transactions.” As previously described in the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2008, NextWave LLC obtained amendments to the Purchase Agreement governing its 7% Senior Secured Notes due 2010 (the “First Lien Notes”) in connection with the Financing Transactions, which amendments became effective on the Closing Date.

Second Lien Notes

In connection with the issuance of the Second Lien Notes, the Company entered into a Second Lien Subordinated Note Purchase Agreement, dated as of the Closing Date (the "Purchase Agreement"), among the Company, NextWave LLC, as issuer, NextWave Broadband Inc., NW Spectrum Co., AWS Wireless Inc., WCS Wireless License Subsidiary, LLC, and IP Wireless, Inc., as subsidiary guarantors (in such capacity, collectively, the "Guarantors"), the note purchasers party thereto (the "Second Lien Purchasers"), and The Bank of New York Mellon, as collateral agent. The Second Lien Purchasers were Avenue AIV US, L.P., an affiliate of Avenue Capital Management II, L.P. (“Avenue Capital”) and Sola Ltd. Robert Symington, a portfolio manager with Avenue Capital, is a member of the Board of Directors of the Company. Avenue Capital-managed funds hold approximately $175 million in principal amount of the First Lien Notes, representing approximately 50% of such indebtedness. Each of Avenue Capital and Sola Ltd were holders of the Company’s Preferred Stock and participated in the Exchange Notes transaction described below. The Finance Committee of the Board of Directors of the Company, all of the members of which were determined to be independent, reviewed and approved the terms of, and the participation of the affiliated investors in, the Financing Transactions. The Finance Committee received an opinion from a qualified independent financial advisor that the economic terms of the Financing Transactions, taken as a whole, were fair to the Company from a financial point of view.

At the Closing, NextWave LLC paid to Avenue Capital and Sola Ltd, in accordance with their pro rata share of the Notes, a commitment fee of $2.5 million and a structuring fee in the amount of $5 million. After the payment of such fees and other transaction-related expenses, NextWave LLC was provided with net proceeds of approximately $89 million to be used solely in connection with the ordinary course operations of the business of NextWave and its subsidiaries and not for any acquisition of assets or businesses or other uses.

The Second Lien Notes and related Purchase Agreement have the following terms that are material to the Company:

•	Interest on the Second Lien Notes will be payable quarterly at a rate of 14% per annum through the issuance of additional Second Lien Notes, and after the repayment of the First Lien Notes, in cash.

•	The Second Lien Notes will mature on December 31, 2010.
•	The Second Lien Notes will be subordinated in right of payment to the First Lien Notes and will otherwise constitute senior obligations of NextWave LLC.
•

Following repayment of the First Lien Notes, the net proceeds realized from all asset sales will be applied to mandatory redemption of the Second Lien Notes at a redemption price equal to the principal amount of the Second Lien Notes, accrued and unpaid interest to the date of redemption, and a make-whole payment based on the present value of the interest payable on the Notes through maturity discounted to the redemption date at the then applicable U.S. Treasury rate plus .50%. In the event of a change of control of the Company, after giving effect to repayment of the First Lien Notes, NextWave LLC is required to offer to repurchase the Second Lien Notes at a price equal to the principal amount of the Second Lien Notes, accrued and unpaid interest to the date of repurchase, and a make-whole payment based on the present value of the interest payable on the Second Lien Notes through maturity discounted to the repurchase date at the then applicable U.S. Treasury rate plus .50%.

•

NextWave LLC will be required (i) to enter into binding agreements to effect asset sales generating net proceeds of at least $350 million no later than March 31, 2009 (provided that the $150 million in sales of AWS licenses under binding agreements previously entered into by the Issuer will be included therein to the extent such sales are consummated prior to March 31, 2009) and (ii) to consummate such sales no later than six months following execution of such agreements, unless closing is delayed solely due to receipt of pending regulatory approvals. In the event NextWave LLC fails to satisfy the foregoing requirements, the Company will be required to issue to the Purchasers additional warrants to purchase an aggregate 10 million shares of Common Stock at a purchase price of $.01 per share.

•

NextWave LLC must, at least three weeks prior to the beginning of each fiscal quarter subsequent to the issuance of the Second Lien Notes, deliver to the holders a budget forecast for the six-consecutive-month period commencing on the first day of such fiscal quarter, each such budget forecast to be consistent with the Closing Date Budget (as defined below) and in a form reasonably satisfactory to Avenue Capital (each a “Six-Month Budget”), and with respect to each such six-month period, shall provide the holders a monthly report, as of the end of each month and within two business days of each month-end, indicating its actual cash balance as compared to the applicable month-end amount for such Closing Date Budget or Six-Month Budget, as applicable, and verifying that (i) its actual cash balance has not deviated in a negative amount from the related Closing Date Budget or Six-Month Budget, as applicable, by more than 10% for such date (the “Budget Condition”) and (ii) it has maintained at all times a minimum cash balance of at least $15 million (the “Minimum Balance Condition”).

•

The Purchase Agreement provides that (i) failure to satisfy the Minimum Balance Condition shall be an immediate event of default under the Senior Notes, (ii) failure to satisfy the Budget Condition as of any month-end shall result in additional interest at a rate of 2% per annum becoming payable, (iii) failure to satisfy the Budget Condition (on a aggregate basis) for two consecutive month-ends shall be an event of default under the Second Lien Notes; provided, however, if the Named Business Condition (as defined below) is satisfied as of such month-end, the default rate shall continue to accrue but it shall not be an event of default under the Second Lien Notes until the Budget Condition (on an aggregate basis) continues not to be satisfied for three consecutive month-ends, and (iv) failure to satisfy any part of the Named Business Condition (as defined below) for two consecutive months shall be an event of default under the Second Lien Notes. “Named Business Condition” means NextWave LLC shall cease to provide cash or any other type of support for or to be liable with respect to, any of certain specified businesses for which the Closing Date Budget or Six-Month Budget, as applicable, had indicated that such businesses would no longer require any such resources (each a “Named Business”).

•

NextWave LLC and its subsidiaries may not make any investment other than permitted investments, which include, among other things, (i) investments in cash and cash equivalents, (ii) certain investments in securities of trade creditors or customers, (iii) investments in the Second Lien Notes and the Exchange Notes, (iv) certain existing investments, (v) certain advances to employees and officers of the Company and its subsidiaries, (vi) certain permitted guarantees of indebtedness, (vii) certain ordinary course investments and (viii) certain intercompany investments.

•

The Purchase Agreement permits NextWave LLC and its subsidiaries to incur a working capital line of credit of up to $25 million secured solely by accounts receivable and inventory of NextWave LLC and its subsidiaries on terms negotiated and approved by the Company’s Chief Operating Officer.

•

The Purchase Agreement, except as otherwise specified above, contains representations and warranties, affirmative and negative covenants and events of default that are substantially the same as the corresponding provisions of the First Lien Notes documentation, as amended.

The Second Lien Notes are guaranteed by the Guarantors pursuant to the Guaranty (the "Guaranty"), dated as of the Closing Date, among the Guarantors and the Collateral Agent. In addition, the Second Lien Notes are guaranteed by the Company pursuant to the Parent Guaranty (the "Parent Guaranty"), dated as of the Closing Date, between the Company and the Collateral Agent. Pursuant to both the Guaranty and the Parent Guaranty, the Second Lien Notes are guaranteed on a senior subordinated basis, with the guarantees to be subordinated only to the First Lien Notes and otherwise constitute senior obligations of the guarantors.

Pursuant to the Pledge and Security Agreement (the "Security Agreement"), dated as of the Closing Date, among the Company, NextWave LLC, and NextWave Broadband Inc., NW Spectrum Co., AWS Wireless Inc., WCS Wireless License Subsidiary, LLC, and IP Wireless, Inc., as grantors (in such capacity, collectively, the "Grantors"), and the Collateral Agent, executed for the benefit of each holder of the Notes, the obligations under the Notes are secured by second priority liens on, and security interests in, the collateral securing the First Lien Notes, which consists of FCC licenses and spectrum leases held by certain Company subsidiaries, the capital stock of certain material Company subsidiaries, certain securities accounts, and proceeds of the foregoing.

Exchange Notes

On the Closing Date, the Company entered into a Third Lien Subordinated Exchange Note Exchange Agreement (the "Exchange Agreement"), among the Company, as issuer, NextWave LLC and the Guarantors, the purchasers party thereto (the "Exchange Note Purchasers”), and The Bank of New

York Mellon, as collateral agent. The Exchange Note Purchasers were all of the holders of the Company’s outstanding Preferred Stock, including Avenue International Master L.P., Avenue Special Situations Fund IV, L.P., Avenue CDP Global Opportunities Fund L.P., Avenue Investments, L.P., D.E. Shaw Valence Portfolios, L.L.C., D.E. Shaw Laminar Portfolios, L.L.C., Highbridge International LLC, Highbridge Convertible Arbitrage Master Fund, L.P., Investcorp Interlachen Multi-Strategy Master Fund Limited, Kevin Finn & Madeline Marin Finn Living Trust (an entity established by Kevin Finn, the Company’s Chief Compliance Officer), Manchester Financial Group, LP (an entity controlled by Douglas Manchester, a member of the Company’s Board of Directors), Navation, Inc. (an entity controlled by Allen Salmasi, the Company’s Chairman and Chief Executive Officer), Permal York Limited, Solus Core Opportunities Master Fund Ltd, Sola Ltd, UBS Securities LLC f/b/o Kings Road Investments Ltd, York Investment Limited, York Capital Management, L.P., York Global Value Partners, L.P., York Select, L.P., York Credit Opportunities Unit Trust, York Credit Opportunities Fund, L.P. andYork Select Unit Trust. Pursuant to the Exchange Agreement, on the Closing Date, the Company issued Exchange Notes in the aggregate principal amount of approximately $478,000,000 in exchange for all of the outstanding shares of the Company’s Preferred Stock.

The Exchange Notes and related Exchange Agreement have the following terms that are material to the Company:

•

Interest on the Exchange Notes will be payable quarterly at a rate of 7.5% per annum, equal to the dividend rate payable on the Preferred Stock, payable in kind, or after repayment of the Notes, payable in cash at the election of the Company.

•	The Exchange Notes will mature on December 31, 2011.
•

At any time or from time to time prior to any optional or mandatory redemption, the Exchange Note Purchasers have the option to convert all or any portion of the principal amount of Exchange Notes (without the payment of additional consideration) into fully paid and nonassessable shares of Common Stock.

•

The Exchange Notes will be subordinated in right of payment to the Company’s guaranty obligations under both the First Lien Notes and the Second Lien Notes and will otherwise constitute senior obligations of the Company.

•

Following repayment of the First Lien Notes and the Second Lien Notes, the net proceeds realized from all asset sales will be applied to mandatory redemption of the Exchange Notes at a redemption price equal to the principal amount of the Exchange Notes, plus accrued and unpaid interest to the date of redemption. In the event of a change of control of the Company, after giving effect to repayment of the First Lien Notes and the Second Lien Notes, NextWave LLC is required to offer to repurchase the Exchange Notes at a price equal to the principal amount of the Exchange Notes, plus accrued and unpaid interest to the date of repurchase.

•

The Exchange Agreement permits NextWave LLC and its subsidiaries to incur a working capital line of credit of up to $25 million secured solely by accounts receivable and inventory of NextWave LLC and its subsidiaries on terms negotiated and approved by the Company’s Chief Operating Officer.

•

The Exchange Agreement, except as otherwise specified above, contains representations and warranties, affirmative and negative covenants and events of default that are substantially the same as the corresponding provisions of the First Lien Notes

6

documentation, as amended. However, the Exchange Agreement does not contain the covenants and events of default relating to asset sales, budget compliance and investments described in bullet points 5 through 8 under the heading “Second Lien Notes”above.

The Exchange Notes are guaranteed by the Guarantors and NextWave LLC pursuant to the Guaranty (the "Guaranty"), dated as of the Closing Date, among the Guarantors and the Collateral Agent. Pursuant to both the Guaranty, the Exchange Notes are guaranteed on a senior subordinated basis, with the guarantees to be subordinated to the First Lien Notes and to the Second Lien Notes and otherwise constitute senior obligations of the guarantors.

Pursuant to the Pledge and Security Agreement (the "Security Agreement"), dated as of the Closing Date, among the Company, NextWave LLC, the Grantors, and the Collateral Agent, executed for the benefit of each holder of the Exchange Notes, the obligations under the Exchange Notes are secured by third priority liens on, and security interests in, the collateral securing the First Lien Notes and the Second Lien Notes, which consists of FCC licenses and spectrum leases held by certain Company subsidiaries, the capital stock of certain material Company subsidiaries, certain securities accounts, and proceeds of the foregoing.

Warrant Agreement and Warrants

On the Closing Date, the Company entered into a Warrant Agreement (the "Warrant Agreement"), among the Company and the Second Lien Purchasers, whereby the Company issued to the Second Lien Purchasers warrants to purchase an aggregate of 40 million shares of Common Stock (the “Warrants”). The Company issued Warrants to purchase an aggregate of 30 million shares of Common Stock to the Avenue Capital-affiliated purchaser and Warrants to purchase an aggregate of 10 million shares of Common Stock to Sola Ltd. The Warrants have an exercise price of $0.01 per share of Common Stock (subject to certain adjustments as set forth in the Warrant Agreement) and are exercisable at any time from the date of issuance until 5:00 P.M. eastern time, on October 9, 2011. If at any time the Company makes a distribution in shares of Common Stock or subdivides, splits or reclassifies its outstanding shares of Common Stock into a larger number of shares of Common Stock, the number of shares issuable upon exercise of each Warrant shall be adjusted so as to equal the number of shares that the holder of such Warrant would have held immediately after the occurrence of such event if the holder had exercised such Warrant for shares of Common Stock immediately prior to the occurrence of such event. The shares of Common Stock underlying the Warrants are also entitled to certain registration rights as described in the section entitled "Registration Rights Agreement" below.

The Warrant Agreement entitles the Second Lien Purchasers and their affiliates to a pre-emptive right to acquire, up to the amount of their pro rata ownership interest in the Company’s Common Stock on a fully-diluted basis (together with any ownership interests held by their affiliates), shares of common stock, preferred stock or any other equity or equity linked security which the Company may propose to issue . The pre-emptive right will expire on the earlier of the exercise expiration date of the Warrant and the occurrence of a qualified public offering, and does not apply to certain issuances of securities, including issuances pursuant to pre-existing rights and grants made pursuant to stock incentive plans of the Company.

Designated Director Agreement

At any time when one or more members of the Avenue Capital Second Lien Purchasers, or their affiliates, hold (individually or collectively) a majority of the outstanding principal amount of the Second Lien Notes, Avenue Capital shall have the right, in consultation with the Governance Committee, to nominate a director to the Board of Directors of the Company (the “Board”) as soon as the Board has a vacancy or at any election of directors by the Company’s shareholders when there is not currently an Avenue Capital designated director serving on the Board. The agreement provides that there is not currently an Avenue Capital designated director serving on the Board.

Registration Rights

The Company entered into a Registration Rights Agreement, dated as of the Closing Date, among the Company and the Purchasers (the "Registration Rights Agreement"). The Registration Rights Agreement obligates the Company to file a shelf registration statement within 30 days of the Closing Date, and further requires the Company to use its commercially reasonable efforts to have the shelf registration statement become or declared effective within 60 days from its filing. The Registrable Securities (as defined in the Registration Rights Agreement) include the Common Stock issuable upon exercise of the Warrants. The holders of Registrable Securities will be entitled to continuous shelf registration rights for a period of two years from the date that such shelf registration is declared effective by the Securities and Exchange Commission. The Company is required to bear the expenses of the shelf registration.

Amendments to First Lien Notes

As previously disclosed, on September 26, 2008, the Company and the Issuer entered into the Second Amendment to the Purchase Agreement, dated as of July 17, 2006, among the Company, the Issuer, each of the holders of the First Lien Notes and the wholly owned subsidiaries of the Company that have guaranteed the Issuer’s obligations under the First Lien Notes (the “Second Amendment”).. Pursuant to the Second Amendment, the Issuer obtained the consent of the holders of 100% of the aggregate principal amount outstanding of the First Lien Notes to the issuance of the Second Lien Notes and Exchange Notes, and related modifications to the terms of the First Lien Notes, as described in the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2008, which is incorporated herein by reference. On the Closing Date, the Company and the Issuer satisfied the conditions precedent to the effectiveness of the Second Amendment as described in the previous Form 8-K.

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2008, the Company received notification from The NASDAQ Stock Market’s Listing Qualifications Department that for the last 30 consecutive business days the bid price of the Company’s common stock on The NASDAQ Global Market has closed below the minimum $1.00 per share required for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”). In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until April 6, 2009, to regain compliance. The NASDAQ Listing Qualifications Department informed the Company that if, at any time before April 6, 2009, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the Rule, although NASDAQ may, in its discretion, require that an issuer maintain a bid price in excess of $1.00 for a period in excess of 10 business days, but generally no more than 20 business days, before determining that the issuer has demonstrated the ability to maintain long-term compliance.

In the event the Company does not regain compliance with the Rule by April 6, 2009, NASDAQ will provide written notification that the Company’s securities will be delisted from The NASDAQ Global Market. At that time, the Company may appeal NASDAQ’s determination to delist the Company’s securities to a NASDAQ Listing Qualifications Panel. Alternatively, in the event such delisting is based solely upon non-compliance with the Rule, the Company could apply to transfer its securities to The NASDAQ Capital Market. If such an application were approved and the Company otherwise maintains the listing requirements for The NASDAQ Capital Market, other than with respect to the Rule, the Company would be afforded the remainder of The NASDAQ Capital Market’s second 180 calendar day grace period in order to regain compliance with the Rule.

The Company intends to monitor the closing bid price of its Common Stock between now and April 6, 2009. The Company will consider available options if its Common Stock does not trade at a level likely to result in the Company regaining compliance with the NASDAQ minimum closing bid price requirement.

The Company’s press release dated October 10, 2008 with respect to the notification from NASDAQ described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Warrants

Pursuant to the Warrant Agreement, on the Closing Date, the Company issued Common Stock Purchase Warrants (the “Warrants”) exercisable for 40 million shares of Common Stock for an exercise price of $0.01 per share. The information included under Item 1.01 above with respect to the Warrant Agreement and the Warrants is incorporated under this Item 3.02.

The offers and sales of these securities were exempt from registration under the Securities Act of 1933, as amended. Pursuant to an exemption from registration under Section 4(2) thereof, the recipients of the securities in each such transaction represented their intention to acquire the securities for investment purposes and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to certificates issued in connection with such transactions.

Exchange Notes

Pursuant to the Exchange Agreement, the Company issued Exchange Notes that may be exchanged, at the option of the holders thereof, into shares of the Company’s Common Stock, at any time of from time to time prior to the date of any optional or mandatory redemption pursuant to the Exchange Agreement. Such Exchange Notes will be exchanged for such number of shares Common Stock as is determined by applying a conversion price of $11.05 (subject to certain adjustments as set forth in the Exchange Agreement).

The Exchange Notes issued in exchange for the Preferred Stock were not registered and were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Specifically, the Exchange Notes were exchanged by the Company with the existing Holders of the Preferred Stock exclusively. No commission or other remuneration was paid or given directly or indirectly for solicitation of the exchange. The Company received no cash proceeds from the exchange.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2008, the Board of Directors of the Company created the office of Chief Operating Officer, which action was a condition to closing under the Purchase Agreement. Pursuant to the Board resolution, the Chief Operating Officer shall (i) have day-to-day authority and responsibility for managing the business operations of the Company and its subsidiaries, including without limitation, (A) responsibility for monitoring compliance with, and oversight of business activities in accordance with, the Closing Date Budget and any applicable Six-Month Budget (each as defined in the Purchase Agreement), including applicable efforts to meet the requirements set forth in the Closing Date Budget with respect to the Named Businesses in accordance with the covenants contained in the Purchase Agreement, and (B) participation in overall strategic direction and decision making, in consultation with the entire Board of Directors and the Governance Committee thereof, which was established by the Board of Directors on October 7, 2008 as contemplated by the Purchase Agreement, (ii) report solely to the entire Board of Directors and the Governance Committee thereof on at least a bi-weekly basis, and (iii) keep the executive management of the Company informed of his current status and planned activities on a routine basis. The Board of Directors appointed Mr. Michael Murphy to the position of interim Chief Operating Officer of the Company, effective as of the Closing Date. The appointment of Mr. Murphy as the new interim Chief Operating Officer was a condition to closing pursuant to the Second Lien Purchase Agreement. The Governance Committee of the Board of Directors has been delegated the authority of the full Board of Directors to search for a permanent replacement for the interim Chief Operating officer.

Mr. Murphy, age 50, has over twenty five years of professional experience in providing restructuring and financial consulting services. Mr. Muphy has served as a Managing Director of AlixPartners since 2005. Prior to joining AlixPartners, Mr. Murphy was a Managing Director at Mesirow Financial, a diversified financial services firm. Mr. Murphy has served in interim officer roles including Chief Restructuring Officer, Chief Financial Officer and/or Treasurer in several matters. Within the past 2 years Mr. Murphy has served as the Chief Financial Officer for Office Depot – Asia, Chief Financial Officer for Stila Cosmetics as well as the Financial Restructuring Advisor to Education Finance Partners.

Mr. Murphy will serve as interim Chief Operating Officer pursuant to an agreement to be entered into between the Company and AlixPartners. Pursuant to the Agreement, AlixPartners will be compensated for Mr. Murphy’s time based on an hourly rate. Mr. Murphy will not receive any compensation from the Company and will continue to be compensated by AlixPartners.

Item 9.01.	Exhibits.

Exhibit No.
Exhibit 99.1	Press Release, dated October 10, 2008, announcing the NASDAQ notification.
Exhibit 99.2	Press Release, dated October 10, 2008, announcing completion of the Financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2008

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Frank A. Cassou Executive Vice President-Corporate Development, Chief Legal Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Press Release, dated October 10, 2008, announcing the NASDAQ notification.
Exhibit 99.2	Press Release, dated October 10, 2008, announcing completion of the Financing.